UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2005

Lifecore Biomedical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-4136	41-0948334
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3515 Lyman Boulevard, Chaska, Minnesota		55318
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-368-4300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On May 10, 2005, Lifecore Biomedical, Inc. ("Lifecore"), entered into a Separation Agreement (the "Agreement") with Andre P. Decarie, Vice President of Sales and Marketing of the Oral Restorative Division of Lifecore (the "Executive"). Pursuant to the Agreement, the Executive’s employment as Vice President of Sales and Marketing of the Oral Restorative Division of Lifecore will end effective as of July 1, 2005. The Executive will receive his current base salary through June 30, 2006, and Lifecore will continue to pay the Company’s portion of the Executive’s COBRA continuation health coverage through June 30, 2006. Pursuant to the Agreement, the Executive has agreed to release Lifecore and its affiliates from all liability for claims arising prior to the execution of the Agreement.

A copy of the Agreement will be filed as an exhibit to Lifecore’s Form 10-K for the fiscal year ending June 30, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifecore Biomedical, Inc.

May 13, 2005	By:	Dennis J. Allingham

Name: Dennis J. Allingham
Title: President and Chief Executive Officer